UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549



                                 FORM 8-K

                              Current Report
                               Pursuant to
                          Section 13 or 15(d) of
                   The Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): March 21, 2000


                      ALLMERICA FINANCIAL CORPORATION
           (Exact name of Registrant as specified in its charter)



    Delaware                1-13754              04-3263626
(State or other         (Commission File     (I.R.S. Employer I.D.
jurisdiction of               Number)                Number)
 Incorporation)



              440 Lincoln Street, Worcester, Massachusetts 01653
                   (Address of Principal Executive Offices)
                                  (Zip Code)


                               (508) 855-1000
               (Registrant's Telephone Number including area code)



                                Page 1 of 5 pages
                             Exhibit Index on page 4

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Item 5.  Other Events.

On March 21, 2000, Allmerica Financial Corporation announced that its board of directors has authorized the expenditure of up to an additional $100 million to repurchase outstanding shares of its own common stock.


Item 7.  Financial Statements and Exhibits.

Exhibit 99 Press Release dated March 21, 2000, announcing Allmerica Financial Corporation authorizes expansion of stock repurchase program.



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                               SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ALLMERICA FINANCIAL
                                          CORPORATION



                                          By: /s/  Edward J. Parry III
                                              -------------------------
                                              Edward J. Parry III
                                              Vice President,
                                              Chief Financial
                                              Officer, and Treasurer


Date:  March 22, 2000



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Exhibit Index
-------------

Exhibit 99 Press Release dated March 21, 2000, announcing Allmerica Financial Corporation authorizes expansion of stock repurchase program.

                                  EXHIBIT 99






ALLMERICA FINANCIAL BOARD AUTHORIZES
EXPANSION OF STOCK REPURCHASE PROGRAM


WORCESTER, Mass., March 21, 2000 - Allmerica Financial Corporation
(NYSE: AFC) today announced that its board of directors has authorized the additional expenditure of up to $100 million to repurchase outstanding shares of the Company's common stock in an ongoing stock buy-back program. Purchases will be made in the open market or through negotiated transactions.

"The expansion of our stock repurchase program demonstrates the confidence we have in our operating strategies and our ability to deliver solid shareholder value," said John F. O'Brien, Allmerica's president and chief executive officer.

As of yesterday, the Company had acquired 6,725,800 shares of its own common stock for approximately $361 million through the repurchase program initiated in October 1998. Allmerica has about $39 million remaining from a prior authorization.

Allmerica Financial Corporation is the holding company for a diversified group of insurance and financial services companies based in Worcester, Mass.



Contact:         Investors:                           Media:
                 Henry St. Cyr                        Michael F. Buckley
                 (508) 855-2959                      (508) 855-3099


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